UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 29, 2011

MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street SE, Suite 800, Cedar Rapids, Iowa	52401
(Address of Principal Executive Offices)	(Zip Code)

(319) 363-8249
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 26, 2011, a special meeting (the “Special Meeting”) of the shareholders (the “Shareholders”) of MACC Private Equities Inc. (“MACC” or the “Company”) was held for the following purposes:

1.
To authorize the complete liquidation and dissolution of MACC and the transfer of all of MACC’s assets and certain liabilities to a liquidating trust established for the sole purpose of distributing MACC's assets to the Shareholders (the "Liquidation");

2.	To authorize the withdrawal of MACC’s election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

3.      To ratify the appointment of BBD, LLP as MACC’s independent auditors for its fiscal year ending September 30, 2011.

Of the 2,464,621 shares eligible to vote on the proposals at the Special Meeting:

1.           1,559,368 were voted in favor of the Liquidation, with 9,170 shares voted against and 11,388 abstentions;

2.           1,549,325 were voted in favor of authorizing the withdrawal of the Company’s election to be regulated as a business development company under the 1940 Act, with 10,423 shares voted against and 20,178 abstentions; and

3.           1,834,739 were voted to ratify the appointment of BBD, LLP as independent auditors for the fiscal year ending September 30, 2011, with 12,014 shares voted against and 20,756 abstentions.

The Board of Directors of the Company (the “Board”) previously approved the Plan of Liquidation and Dissolution on April 13, 2011 (the “Plan”).  As a result of Shareholder approval of the Plan and the proposals at the Special Meeting, on September 29, 2011, the Company executed the MACC PEI Liquidating Trust Agreement as Grantor, with NL Strategies, Inc., a California corporation as Managing Trustee and The Corporation Trust Company, a Delaware corporation, as Resident Trustee (the “Trust Agreement”).   Under the Trust Agreement the Managing Trustee will distribute the residue of the proceeds of liquidation of MACC's assets to the beneficiaries of the MACC PEI Liquidating Trust (the “Trust”).  The Company and the Trust also executed a Bill of Sale, Assignment, Acceptance and Assumption Agreement (the “Bill of Sale”) conveying all of MACC's assets and certain obligations to the Trust.  In connection with the Trust Agreement and Bill of Sale, the Trust has executed a Sixth Amendment to Business Loan Agreement with Cedar Rapids Bank& Trust Company to assume the obligations of the Company’s term note in the approximate principal amount of $1,900,000 (the "Note").  Pursuant to the terms and conditions of the Trust Agreement, each Shareholder will receive a pro-rata beneficial interest in the Trust equal to the Shareholder’s percentage ownership of MACC common stock.  For each share of MACC common stock, the holder will receive one unit of beneficial ownership in the Trust.

As approved by the Shareholders, the Company will withdraw is election to be regulated as a business development company under the 1940 Act.   The Company will also rely on no-action relief granted by the staff of the Securities and Exchange Commission (“SEC”) to similarly-situated liquidating trusts to limit its reporting under the Securities and Exchange Act of 1934, as amended.   Accordingly, Shareholders who are holders of trust units will be provided the following reports going forward:

•
Following the end of each calendar year, the Trust will mail to each unit holder the appropriate Internal Revenue Service form to report the unit holder’s pro rata share of each item of income, gain and loss of the Trust for the preceding calendar year.

•	The Trust will file reports with the SEC under Form 8-K respecting any material events impacting the Trust investment portfolio, such as material sales of portfolio securities.

•	The Trust will file an annual report with the SEC respecting the Trust’s activities, including unaudited financials, with the SEC within 90 days following the end of each calendar year.

•	All items filed with the SEC may be found on the SEC’s web site (www.sec.gov) by reviewing company filings for MACC PEI Liquidating Trust.

After payment of the Trust's obligations, including the Note, when cash liquidation proceeds are accumulated in an amount which the Managing Trustee determines would be cost effective to distribute, the Trust will make one or more cash distributions to unit holders.  For additional information regarding the Liquidation, please refer to the proxy statement provided to all shareholders in connection with the special meeting, which can also be found on the SEC website.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1           MACC PEI Liquidating Trust Agreement by and among MACC Private Equities Inc., NL Strategies, Inc and The Corporation Trust Company dated September 29, 2011.

10.2           Bill of Sale, Assignment, Acceptance and Assumption Agreement by and between MACC Private Equities Inc. and NL Strategies, Inc. dated September 29, 2011.

10.3           Sixth Amendment to Business Loan Agreement by and between Cedar Rapids Bank & Trust Company and MACC PEI Liquidating Trust dated September 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACC PRIVATE EQUITIES INC.

Date: October 4, 2011	By:	/s/ David R. Schroder
David R. Schroder
President and Principal Executive Officer